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                                                                    Exhibit 10.9







                                ETHYL CORPORATION

                              MANAGEMENT BONUS PLAN







                            Effective January 1, 2003







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                                Ethyl Corporation
                              Management Bonus Plan
                            Effective January 1, 2003

                                    ARTICLE I
                                   DEFINITIONS

1.01 Affiliate

     Affiliate means any Subsidiary or "parent corporation" (within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended) of the Company.

1.02 Board

     Board means the Board of Directors of the Company.

1.03 Bonus Award

     Bonus Award means a bonus awarded under this Plan and which, subject to such terms and conditions as may be prescribed by the Committee, entitles the recipient to receive a cash bonus from the Company.

1.04 Committee

     Committee means the Salary, Bonus and Stock Option Committee of the Board.

1.05 Company

     Company means Ethyl Corporation.

1.06 Effective Date

     Effective Date means January 1, 2003.

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                                Ethyl Corporation
                              Management Bonus Plan
                            Effective January 1, 2003

                                   ARTICLE II
                                    PURPOSES

     This Plan is intended to provide incentive and reward to employees who contribute to the success of the Company and its Affiliates by their invention, ability, industry, loyalty or exceptional service by making them participants in that success. It is further intended that this Plan assist the Company and its Affiliates in recruiting employees who will contribute to its success in the manner described in the preceding sentence.

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                                Ethyl Corporation
                              Management Bonus Plan
                            Effective January 1, 2003

                                   ARTICLE III
                                 ADMINISTRATION

     This Plan shall be administered by the Committee. The Committee shall have full authority and discretion with respect to the determination of, and the terms and conditions of, each Bonus Award consistent with the terms of the Plan. The Committee shall have full authority to interpret all provisions of the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken by the Committee in or in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan. All expenses of administering the Plan shall be borne by the Company.

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                                Ethyl Corporation
                              Management Bonus Plan
                            Effective January 1, 2003

                                   ARTICLE IV
                                   ELIGIBILITY

     Each employee of the Company or of any Affiliate shall be eligible for consideration for a Bonus Award under such rules as may be established by the Committee. Membership on the Board or on a committee of the Board shall not by itself render a person eligible for a Bonus Award. Membership on the Committee shall render a person ineligible for a Bonus Award.

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                                Ethyl Corporation
                              Management Bonus Plan
                            Effective January 1, 2003

                                    ARTICLE V
                                  BONUS AWARDS

5.01 Awards. The Committee shall designate employees to whom Bonus Awards are made. Recommendations for Bonus Awards may be made to the Committee by the person discharging the duties of chief executive officer of the Company under such procedure as may from time to time be established by the Committee. All Bonus Awards shall be finally determined exclusively by the Committee under the procedures established by the Committee. A Bonus Award may specify that the recipient shall, upon satisfaction of any requirements or conditions established by the Committee, receive a cash payment. Alternatively, a Bonus Award may state the total value that will be payable to the recipient upon satisfaction of any requirements or conditions established by the Committee in which case the amount payable will be settled in cash.

5.02 Terms and Conditions. The Committee, at the time a Bonus Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the recipient complete a specified period of employment with the Company or an Affiliate or that the Company, an Affiliate, or the recipient attain stated objectives or goals as a prerequisite to payment under a Bonus Award. The Committee, at the time a Bonus Award is made, shall also specify when amounts shall be payable under the Bonus Award and whether amounts shall be payable in the event of the recipient's death or disability.

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                                Ethyl Corporation
                              Management Bonus Plan
                            Effective January 1, 2003

                                   ARTICLE VI
                               GENERAL PROVISIONS

6.01 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time without assigning a reason therefor.

6.02 Unfunded Plan. This Plan, insofar as it provides for Bonus Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Bonus Awards under the Plan. Any liability of the Company to any person with respect to any Bonus Awards under this Plan shall be based solely upon any contractual obligations which may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

6.03 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

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                                Ethyl Corporation
                              Management Bonus Plan
                            Effective January 1, 2003

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

     The Board may amend or terminate this Plan from time to time.